UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2022

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Boulevard, Suite 802

Vienna, Virginia 22182

 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 506-9460

N/A

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2022, CEL-SCI Corporation appointed Gail K. Naughton, Ph.D. to its Board of Directors.

Dr. Gail K Naughton has been a pioneer in the field of regenerative medicine for over 35 years. She was the founder of Advanced Tissue Sciences (NASDAQ:ATIS) where she oversaw the design and development of the world’s first up-scaled manufacturing facility for cell-based products, established corporate development and marketing partnerships with companies including Smith & Nephew, Ltd., Medtronic and Inamed Corporation, was pivotal in raising over $350M from the public market and corporate partnerships, and brought four human cell-based products from concept through FDA approval and market launch.

Dr. Naughton founded Histogen Inc. (NASDAQ:HSTO) in 2007 and holds more than 125 U.S. and foreign patents and has been extensively published in the field.

Dr. Naughton served as Dean of the College of Business Administration at San Diego State University from 2002 until 2011, where she helped to make SDSU the first US campus to establish a Ph.D./MBA in life sciences.

In 2000, Dr. Naughton received the 27th Annual National Inventor of the Year award by the Intellectual Property Owners Association in honor of her pioneering work in the field of tissue engineering and regenerative medicine.

Dr. Naughton received her Ph.D. and M.S. from NYU Medical Center, and an MBA from UCLA. She currently sits on the Board of directors of Therapeutics MD (NASDAQ: TXMD) and is the Chair of the Board of the La Jolla Institute for Immunology.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2022	CEL-SCI CORPORATION

	By:	/s/ Patricia Prichep
Patricia B. Prichep
Senior Vice President of Operations

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